EXHIBIT 23.1 Consent of Robert Early & Company, P.C.






             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the incorporation by reference into the Form S-8 Registration Statement No. 333-105591 regarding the amended Stock Compensation Plan of KleenAir Systems, Inc. of our report dated August 10, 2003 on our review of the June 30, 2003 quarterly financial statements which is included in the quarterly report on Form 10-QSB of KleenAir Systems, Inc. for the quarter ended June 30, 2003.



/s/ ROBERT EARLY & COMPANY, P.C.
Abilene, Texas

August 14, 2003


















                                EXHIBIT 23.1